Metris Receivables, Inc.                                 Metris Master Trust                                          Monthly Report
Securityholders' Statement                                  Series 2001-4                                                   Jan-2002
Section 5.2                                                   Class A           Class B         Excess Collateral         Total
(i) Security Amount                                       372,928,000.00      66,298,000.00     113,260,188.00       552,486,188.00
(ii) Security Principal Distributed                                 0.00               0.00               0.00                 0.00
(iii) Security Interest Distributed                           627,490.21         167,630.35         183,037.36           978,157.92
(iv) Principal Collections                                 16,567,870.91       2,945,385.45       5,031,749.22        24,545,005.59
(v) Finance Charge Collections                              7,957,295.44       1,414,623.66       2,416,672.28        11,788,591.39
    Recoveries                                                 67,511.66          12,002.02          20,503.65           100,017.32
    Principal Funding Account Investment Earnings                   0.00               0.00               0.00                 0.00
    Accumulation Period Reserve Account Investment                  0.00               0.00               0.00                 0.00
Earnings
    Total Finance Charge Collections                        8,024,807.10       1,426,625.68       2,437,175.93        11,888,608.71
               Total Collections                           24,592,678.01       4,372,011.13       7,468,925.15        36,433,614.30
(vi) Aggregate Amount of Principal Receivables                                                                     8,979,285,003.29
     Invested Amount (End of Month)                       372,928,000.00      66,298,000.00     113,260,188.00       552,486,188.00
     Floating Allocation Percentage                            4.1532037%         0.7383439%         1.2613497%           6.1528973%
     Fixed/Floating Allocation Percentage                      4.1532037%         0.7383439%         1.2613497%           6.1528973%
     Invested Amount (Beginning of Month)                 372,928,000.00      66,298,000.00     113,260,188.00       552,486,188.00
     Average Daily Invested Amount                                                                                   552,486,188.00
(vii) Receivable Delinquencies
      (As a % of Total Receivables)
      Current                                                                                            84.90%    8,026,720,508.80
      30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                          5.60%      529,779,041.10
      60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                         2.93%      277,277,964.93
      90 Days and Over (60+ Days Contractually Delinquent)                                                6.56%      620,652,683.39
                Total Receivables                                                                       100.00%    9,454,430,198.22
(viii) Aggregate Investor Default Amount                                                                               5,927,406.60
       As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year)                                                                                    12.63%
(ix) Charge-Offs                                                    0.00               0.00               0.00                 0.00
(x) Servicing Fee                                                                                                        938,469.69
(xi) Unreimbursed Redirected Principal Collections                                                                             0.00
(xii) Excess Funding Account Balance                                                                                           0.00
(xiii) New Accounts Added                                                                                                   128,722
(xiv) Average Gross Portfolio Yield                                                                                           25.34%
      Average Net Portfolio Yield                                                                                             12.70%
(xv) Minimum Base Rate                                                                                                         4.43%
     Excess Spread                                                                                                             8.28%
(xvi) Principal Funding Account Balance                                                                                        0.00
(xvii) Accumulation Shortfall                                                                                                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                                                  August 2003
        Accumulation Period Length                                                                                              N/A
(xix) Principal Funding Account Investment Proceeds Deposit                                                                    0.00
      Required Reserve Account Amount                                                                                          0.00
      Available Reserve Account Amount                                                                                         0.00
      Covered Amount                                                                                                           0.00
(xx) Aggregrate Interest Rate Caps Notional Amount                                                                       60,774,000
     Deposit to the Caps Proceeds Account                                                                                      0.00